CERTIFICATION

Pursuant to the requirement set forth in Section 906 of the Corporate Fraud Accountability Act of 2002, Stephen Kelly and Steve G. Vogel each hereby certify* as follows:

  They are the duly appointed Chief Executive Officer and Chief Financial Officer, respectively, of Chordiant Software, Inc., a Delaware corporation (the "Company").
  The Company's Quarterly Report on Form 10-Q for the period ended June 30, 2002, and to which this Certification is attached as Exhibit 99.1 (the "Periodic Report") fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of this 31st day of July, 2002.

/s/ Stephen Kelly

Stephen Kelly, Chief Executive Officer

/s/ Steve G. Vogel

Steve G. Vogel, Chief Financial Officer

*This certification is made to the best knowledge of Messrs. Kelly and Vogel, and this certification accompanies this Periodic Report pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed "filed" by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.